UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                            FOAMEX INTERNATIONAL INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                [LOGO OF FOAMEX INTERNATIONAL INC. APPEARS HERE]

                            FOAMEX INTERNATIONAL INC.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061

Dear Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of Foamex International Inc. (the "Company"), which will be held on Friday, June 30, 2000, at 10:00 a.m., local time, at The Sheraton Suites, 422 Delaware Avenue, Wilmington, Delaware. All holders of the Company's outstanding common stock as of May 25, 2000 are entitled to vote at the Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and Officers will be present at the Annual Meeting to respond to any questions you may have.

Please sign, date and return the enclosed proxy card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you plan to attend the meeting, please mark the box on the proxy card.

                                             Very truly yours,


                                             /s/ MARSHALL S. COGAN
                                             -------------------------
                                             MARSHALL S. COGAN
                                             CHAIRMAN OF THE BOARD

MAY 31, 2000

                            FOAMEX INTERNATIONAL INC.
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 30, 2000
                              --------------------

       The Annual Meeting of Stockholders of Foamex International Inc., a Delaware corporation (the "Company"), will be held at The Sheraton Suites, 422 Delaware Avenue, Wilmington, Delaware 19801, on Friday, June 30, 2000, at 10:00 a.m., local time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement:

     (a) To elect seven directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     (b) To consider and act upon a proposal to amend the Foamex International Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan") to (i) increase from 3,000,000 to 4,750,000 the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be issued under the 1993 Stock Option Plan and (ii) allow future option grants to qualify as "performance-based compensation" for purposes of the Internal Revenue Code of 1986, as amended;

     (c) To consider and act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000; and

     (d) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

       Holders of common stock of record at the close of business on May 25, 2000 (the "Record Date") are entitled to vote at the Annual Meeting and any adjournment thereof. A list of stockholders of the Company as of the Record Date will be available for inspection during business hours through June 29, 2000, at the Company's offices, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, and will also be available for inspection at the Annual Meeting.

       Stockholders are requested to complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope which has been provided for your convenience and which requires no postage if mailed in the United States. The prompt return of proxy cards will ensure a quorum. Any stockholder present at the Annual Meeting may revoke his or her proxy, and vote personally on all matters brought before the Annual Meeting.

                                        By Order of the Board of Directors,


                                        /s/ GREGORY J. CHRISTIAN
                                        ----------------------------
                                        GREGORY J. CHRISTIAN
                                        SECRETARY

                            FOAMEX INTERNATIONAL INC.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061

                             ----------------------

                                 PROXY STATEMENT

                             -----------------------

                         ANNUAL MEETING OF STOCKHOLDERS

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Foamex International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, June 30, 2000, at 10:00 a.m., local time, at The Sheraton Suites, 422 Delaware Avenue, Wilmington, Delaware 19801, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. It is expected that the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed to stockholders entitled to vote at the Annual Meeting commencing on or about June 7, 2000.

       Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Foamex International Inc., Investor Relations, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, (610) 859-3000. To provide the Company sufficient time to arrange for reasonable assistance, please submit all requests by June 23, 2000.

Record Date and Voting of Shares

       Stockholders can ensure that their shares are voted at the Annual Meeting by signing and returning the enclosed proxy card in the envelope provided. The submission of a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company a written revocation or a proxy bearing a later date. The presence at the Annual Meeting of a stockholder who has signed a proxy does not itself revoke that proxy unless the stockholder attending the Annual Meeting files written notice of revocation of the proxy with the Secretary of the Company at any time prior to the voting of the proxy.

       Except for the election of directors to the Board of Directors, all proposals described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote, either in person or by proxy, on that matter. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote, either in person or by proxy. Broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted FOR the proposals submitted for approval. The proxy card provides space for a stockholder to withhold voting for any or all nominees to the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so.

       The Board of Directors has fixed the close of business on May 25, 2000 as the record date (the "Record Date") for the determination of the stockholders of the Company who are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 25,059,994 shares of common stock, par value $0.01 per share (the "Common Stock"), excluding treasury shares.

       The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock is necessary to constitute a quorum. The holders of Common Stock are entitled to one vote for each share held on the Record Date.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

       The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. The Board of Directors held ten meetings during the year ended December 31, 1999 and acted by written consent once. No director attended less than 75% of the Board and committee meetings scheduled during 1999.

Committees of the Board of Directors

       The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Stock Option Plan Committee. The Company does not have a standing Nominating Committee, but currently the Company does have a Special Nominating Committee. The principal responsibilities of each committee are described in the following paragraphs.

       Executive Committee. The Executive Committee, which was comprised of Marshall S. Cogan, who served as its Chairman, and Robert J. Hay, held two meetings in 1999. It is currently comprised of Marshall S. Cogan, John G. Johnson, Jr., John Televantos and John V. Tunney. The Executive Committee's primary function is to assist the Board of Directors by acting upon matters when the Board is not in session. The Executive Committee has the full power and authority of the Board, except to the extent limited by law or the Company's Restated Certificate of Incorporation or By-laws.

       Audit Committee. The Audit Committee held five meetings in 1999. It is comprised of Etienne Davignon, who serves as its Chairman, Robert J. Hay and John V. Tunney, all of whom are non-employee directors. The Audit Committee is responsible for overseeing the Company's financial reporting process. The Audit Committee consults with management and the Company's independent accountants during the year on matters related to the annual audit, internal controls, the published financial statements, and the accounting principles and auditing procedures being applied. The Audit Committee also recommends a firm of certified independent accountants to serve as the Company's independent accountants, authorizes all audit fees and other professional services rendered by the independent accountants and periodically reviews the independence of the accountants.

       Compensation Committee. The Compensation Committee held one meeting during 1999. It is comprised of John V. Tunney, who serves as its Chairman, Stuart J. Hershon and Robert J. Hay, all of whom are non-employee directors. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to the executive officers of the Company.

       Stock Option Plan Committee. The Stock Option Plan Committee held no meetings during 1999 and acted by written consent once. It is currently comprised of Robert J. Hay, who serves as its Chairman, and Stuart J. Hershon. The Stock Option Plan Committee administers and makes awards under the Foamex International Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan").

       Special Nominating Committee. The Board of Directors has appointed a Special Nominating Committee to recommend to the full Board two individuals to serve as independent directors. The Special Nominating Committee is comprised of Robert J. Hay, who serves as its Chairman, Stuart J. Hershon, John G. Johnson, Jr. and John V. Tunney. It is anticipated that the Board of Directors will be expanded from seven to nine members at the time the two new independent directors are elected by the Board. The composition of the Special Nominating Committee was, and the criteria for the "independence" of the nominees are, the subject of negotiations regarding the possible settlement of certain shareholder litigation described in the Company's Annual Report on Form 10-K for 1999.

Compensation of Directors

       In 1993, the Company instituted the Foamex International Inc. Non-Employee Director Compensation Plan (the "Non-Employee Plan"), to provide compensation to its non-employee directors (the "Outside Directors"). Pursuant to the Non-Employee Plan, each Outside Director receives an annual retainer of $50,000, payable in cash or Common Stock, and a $1,000 fee for each meeting of the Board of Directors attended by such Outside Director. In addition, for serving on a committee of the Board of Directors, each Outside Director receives a $1,000 fee for each meeting of such committee attended by such Outside Director and Outside Directors who serve as Chairman of a Committee receive an additional fee of $1,000 per meeting attended. Currently, there are four Outside Directors of the Company and three employee directors; although Mr. Tunney is the Chairman of Foamex Asia, Inc. ("Foamex Asia") and provides consulting services to the Company, he is considered an Outside Director because he is not an employee of the Company. All directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company or its subsidiaries receive no compensation for serving as Directors or as members of Board committees.

                              ELECTION OF DIRECTORS

       Seven directors have been nominated by the Board of Directors for election and to serve in such capacity for a term of one year until the 2001 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. All directors were elected at the 1999 Annual Meeting of Stockholders, except for John Televantos.

       Unless otherwise specified in the proxy, it is the intention of the persons named in the proxies solicited by the Board of Directors to vote FOR the seven nominees whose biographies are set forth below. If events not now known or anticipated make any of the nominees unable to serve, the proxies will be voted, at the discretion of the holders thereof, for other nominees supported by the Board of Directors in lieu of those unable to serve.

Name and Principal          Age and Biographical Information
 Occupation
MARSHALL S. COGAN           Marshall S. Cogan,  63, has been the Chairman of the
 Chairman of the Board      Board of the Company  since March  1999.  Mr.  Cogan
                            served as Chairman of the Board and Chief  Executive
                            Officer  of  the  Company  from  its   inception  in
                            September  1993  to May  1997  and  served  as  Vice
                            Chairman of the Board of the Company from May 1997 until March 1999. Mr. Cogan served as Vice Chairman of the respective boards of Foamex L.P. and FMXI, Inc. ("FMXI") from May 1997 until March 1999, and has been a director of Foamex Carpet Cushion, Inc.
                            ("Foamex  Carpet")  since its  inception in February
                            1998. Mr. Cogan served as the Chairman of the Board and Chief Executive Officer of Foamex L.P. and FXMI from January 1994 to May 1997. Each of Foamex L.P.,
                            FMXI and Foamex Carpet, directly or indirectly, is a wholly owned subsidiary of the Company. Mr. Cogan has been the principal stockholder, Chairman or Co-Chairman of the Board and Chief Executive Officer or Co-Chief Executive Officer of Trace International
                            Holdings, Inc. ("Trace") since 1974. Mr. Cogan has been a director of Trace Foam Company, Inc. ("Trace
                            Foam")  since  January  1992 and a director of Trace
                            Foam Sub, Inc.  ("Trace Foam Sub") since March 1995.
                            Trace Foam and Trace Foam Sub are wholly owned subsidiaries of Trace. On July 21, 1999, Trace and
                            Trace Foam Sub filed petitions for relief under the Bankruptcy Code in the United States Bankruptcy
                            Court for the Southern District of New York. Trace and Trace Foam Sub are currently under Chapter 7 of the Bankruptcy Code. Mr. Cogan served as Chairman and Chief Executive Officer of United Auto Group,
                            Inc. ("UAG") from April 1997 to May 1999 and remains a director of UAG. Mr. Cogan has also served as Chairman and Director of other companies formerly owned by Trace, including Color Tile, Inc., Knoll
                            International  Inc. and  Sheller-Globe  Corporation.
                            Prior to forming Trace, Mr. Cogan was a senior partner at Cogan, Berlind, Weill & Levitt and subsequently CBWL-Hayden Stone, Inc. Additionally,
                            Mr. Cogan serves on the Board of Directors of the American Friends of the Israel Museum and on the Board of Trustees of The Museum of Modern Art, the
                            Boston Latin School and New York University  Medical
                            Center. Mr. Cogan also serves on several committees of Harvard University.

ETIENNE DAVIGNON            Etienne  Davignon,  67, has been a  director  of the
  Chairman of Societe       Company since December  1993. Mr.  Davignon has been
  Generale de Belgique      the  Chairman  of Societe  Generale de  Belgique,  a
                            Belgian bank and holding company, and a director of its subsidiary Recticel s.a. ("Recticel") since
                            April 1989. Mr. Davignon was a Vice President of the
                            EEC Commission in charge of industry, research and energy from 1977 through 1984. Mr. Davignon was the first President of the International Energy Agency.
                            Mr. Davignon currently serves as a director of, among other companies, Generale de Banque s.a., Gilead Sciences, Compagnie de Suez s.a., Solvay s.a.
                            and Kissinger Associates. Mr. Davignon also serves as a member of the International Advisory Board of Fiat S.p.A. Mr. Davignon is the Chairman of the
                            Association for the Monetary Union of Europe, the Paul-Henri Spaak Foundation and the Royal Institute for International Relations and is a member of the European Roundtable of Industrialists, chairing the working group on Trade and Investment.

ROBERT J. HAY               Robert J. Hay,  74, has been the  Chairman  Emeritus
  Chairman Emeritus         and a director of the Company since its inception in
                            September 1993. Mr. Hay served as Chairman and Chief
                            Executive Officer of Foamex L.P. from January 1993 until January 1994. Mr. Hay was President of Foamex
                            L.P. and its predecessor from 1972 through 1992. Mr.
                            Hay began his  career in 1948 as a chemist  with The
                            Firestone Tire and Rubber Company, a predecessor of Foamex L.P.

STUART J. HERSHON           Stuart J.  Hershon,  62, has been a director  of the
  Orthopedic Surgeon        Company  since  December  1993.  Dr.  Hershon  was a
                            member of the Board of Directors of Trace from April
                            1986  until  May  1994.   Dr.  Hershon  is  a  board
                            certified,  practicing  orthopedic  surgeon at North
                            Shore   University    Hospital   and   at   Columbia
                            Presbyterian Medical Center in New York, where he is
                            an  assistant   clinical   professor  of  orthopedic
                            surgery. Dr. Hershon has practiced medicine at North
                            Shore University Hospital since 1970 and at Columbia
                            Presbyterian  Medical Center since 1989. Dr. Hershon
                            has  served  as  orthopedic   consultant   and  team
                            physician for certain New York area professional sports teams.


JOHN G. JOHNSON, JR.        John G. Johnson, Jr., 59, has been a director of the
 President and Chief        Company since March 1999.  Mr. Johnson has served as
 Executive Officer of the   President and Chief Executive Officer of the Company
 Company                    since March 1999. Prior to joining the Company,  Mr.
                            Johnson was President and Chief Executive Officer of
                            Safety-Kleen   Corp.,  an   environmental   services
                            company,  from 1995 to 1997. Mr. Johnson also served
                            as President,  Chief Operating  Officer and director
                            of  Safety-Kleen  Corp. from 1993 to 1995. From 1982
                            to  1992,   Mr.   Johnson  held  several   executive
                            positions with the ARCO Chemical Company,  including
                            Senior Vice  President and Director of ARCO Chemical
                            Company and President of ARCO Chemical Americas beginning in 1987. Mr. Johnson began his career with the Atlantic Richfield Company in 1958.

JOHN TELEVANTOS             John  Televantos,  47, was  elected a  director  and
Chief Operating Officer     Chief Operating  Officer of the Company on April 10,
of the Company and          2000.  Prior to joining the Company as  President of
President of the            the Foam Business Group in June 1999, Mr. Televantos
Company's Foam              was  Vice   President,   Development   Business  for
Business Group              Lyondell Chemical  Company,  which he joined in 1998
                            following the company's acquisition of ARCO Chemical
                            Company.  In his nine-year career with ARCO Chemical
                            Company,  Mr.  Televantos  was  Director of Urethane
                            Development   and,   prior  to  that,   Director  of
                            Strategic Planning and Commercial  Development.  Mr.
                            Televantos  began  his  career  with  Union  Carbide
                            Corporation in 1977, serving in a number of urethane product development and research positions.

JOHN V. TUNNEY              John V.  Tunney,  65,  has  been a  director  of the
 Chairman of the Board of Company since May 1994. Mr. Tunney has served as Cloverleaf Group, Inc. Chairman of the Board of Foamex Asia, a subsidiary of the Company, since March 1997. Mr. Tunney has been Chairman of the Board of Cloverleaf Group, Inc., an investment company, since 1981, a partner of Sun Valley Ventures, a venture capital firm, since 1995, and President of JVT Consulting Inc.
                            since 1997. Mr. Tunney has served as Vice Chairman of the Board of the Corporate Fund for Housing since
                            1988. Mr. Tunney served as a U.S. Senator from the State of California from 1971 until 1977. Prior to that, Mr. Tunney served as a member of Congress from the 38th district of California from 1965 until 1971. Mr. Tunney currently serves as a member of the Board of Directors of Illinois Central Railroad
                            Corp. and Swiss Army Brands, Inc.

Vote Required

       The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for the election of directors of the Company.

       The Board of Directors recommends a vote "FOR" election of each of the nominees listed above.

                 OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of May 1, 2000, regarding the beneficial ownership of Common Stock by (i) each stockholder who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder has (i) sole voting and investment power with respect to such stockholder's shares of stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to such stockholder's shares of stock.

Name and Address of Beneficial Owners                                      Beneficial Ownership (1)(2)
-------------------------------------                         ------------------------------------------------------
                                                                    Number of Shares         % of Class Outstanding
Trace International Holdings, Inc. (3)                                 7,197,426                   28.7
c/o Mr. John Pereira
150 E. 58th Street, 24th Floor
New York, New York 10022
Trace Foam Sub, Inc. (3)                                               7,000,247                   27.9
c/o Mr. John Pereira
150 E. 58th Street, 24th Floor
New York, New York 10022
Lion Advisors, L.P. (4)                                                2,285,072                    9.1
1301 Avenue of the Americas
New York, New York 10019
Apollo Advisors, L.P. (4)                                              2,285,072                    9.1
2 Manhattanville Road
Purchase, New York 10577
Rus, Inc. (5)                                                          2,684,903                   10.7
Avenue des Pleiades 15
B -1200
Brussels, Belgium




                                       5


Genfina S.A. (6)                                                       1,592,671                    6.4
Rue Royale 30
1000
Brussels, Belgium
Stephens Inc. (7)                                                      1,575,110                    6.3
111 Center Street
Little Rock, Arkansas 72201
Marshall S. Cogan (3) (8)                                                777,500                    3.1
Etienne Davignon                                                          20,836                    *
Robert J. Hay                                                              4,944                    *
Stuart J. Hershon (9)                                                     13,646                    *
John G. Johnson, Jr. (8)                                                 278,291                    1.1
John V. Tunney (10)                                                        9,000                    *
John Televantos (8)                                                       27,300                    *
Andrea Farace (8)                                                        176,266                    *
Pratt W. Wallace, Jr. (8)                                                 11,000                    *
Barry Zimmerman (8)                                                       30,769                    *
All executive officers and directors as a group                        1,169,606                    4.5
(15 persons) (3)(8)(9)(10)
------------------

* Less than 1%.

(1) Each named person is deemed to be the beneficial owner of securities which may be acquired within sixty days through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person, except as noted.

(2) The above table includes shares of the Company's Common Stock held by officers and directors under the Company's 401(k) plan.

(3) Trace Foam Sub is wholly owned by Trace. The number of shares beneficially owned by Trace includes the shares beneficially owned by Trace Foam Sub. Additionally, 50,000 shares of the Common Stock are held in trust for the exclusive benefit of participants under the Trace International Holdings, Inc. Retirement Plan for Salaried Employees (the "Trace Retirement Plan"). Marshall S. Cogan, Chairman of the Board and President of Trace Foam Sub, is the Chairman of the Board, Chief Executive Officer and majority stockholder of Trace. On July 21, 1999, Trace and Trace Foam Sub filed petitions for relief under the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, and a trustee has been appointed to oversee the liquidation of Trace's assets. Mr. Cogan disclaims beneficial ownership of the Common Stock under the Trace Retirement Plan. The address listed is that of the trustee that was appointed to oversee the liquidation of Trace's assets.

(4) Lion Advisors, L.P. ("Lion"), pursuant to an investment advisory contract with its client, Marely I s.a. ("Marely"), possesses the sole power to vote and dispose of 1,017,536 of the indicated shares, which shares are held for the account of Marely. Apollo Advisors, L.P., which is an affiliate of Lion, possesses the sole power to vote and dispose of 1,267,536 of the indicated shares in its capacity as managing general partner of AIF II, L.P., for whose account the shares are held.


                                       6

(5) Rus, Inc. is a subsidiary of Recticel, s.a., a European polyurethane foam manufacturer, whose subsidiary was a former partner of Foamex L.P.

(6) Genfina S.A. is a subsidiary of Societe Generale de Belgique, a Belgian bank and holding company.

(7) Stephens Inc. is a registered broker-dealer, and the number of indicated shares represents 1,199,700 shares of Common Stock owned by Stephens Inc. for its own account and 375,410 shares of Common Stock held in discretionary or advisory accounts for clients. Stephens Inc. has shared power of disposition, but no voting power and no economic interest, with respect to shares of Common Stock held in client advisory accounts. Stephen Group, Inc. is a parent of Stephens Inc. and has shared power of voting and of disposition with respect to shares of Common Stock owned by Stephens Inc. for its own account. In addition to the number of shares of Common Stock reported in the table, principals of Stephens Inc. and Stephens Group, Inc. own 172,700 shares of Common Stock, over which Stephens Inc. and Stephens Group, Inc. have no voting power or dispositive power. All information relating to the beneficial ownership of Common Stock by Stephens Inc. was taken from a Schedule 13G filed with the Securities Exchange Commission on February 11, 2000.

(8) Includes shares of Common Stock issuable upon exercise of options granted under the Company's 1993 Stock Option Plan, which have vested or will vest within sixty days. In the above table, (i) 377,500 of such shares have been included for Mr. Cogan, (ii) 250,150 of such shares have been included for Mr. Johnson, (iii) 176,266 of such shares have been included for Mr. Farace, (iv) 20,000 shares of such shares have been included for Mr. Televantos, (v) 21,769 of such shares have been included for Dr. Zimmerman, (vi) 6,000 of such shares have been included for Mr. Wallace and (vii) 669,059 of such shares have been included for all executive officers and directors as a group.

(9) Includes 12,571 shares of Common Stock held in the name of Dr. Hershon's wife and 1,075 shares of Common Stock held in a trust of which Dr. Hershon is the sole trustee.

(10) Includes 9,000 shares of Common Stock held in a trust of which Mr. Tunney serves as a co-trustee.

                               EXECUTIVE OFFICERS

       The following table sets forth the name, age and position or positions held by each executive officer of the Company, as of May 25, 2000.

Name                           Age          Position(s) Held
----                           ---          ----------------
Marshall S. Cogan              63           Chairman of the Board
Lawrence G. Davenport          58           Executive Vice President, Chief Information Officer
Stephen Drap                   50           Executive Vice President, Technical Products
John G. Johnson, Jr.           59           President, Chief Executive Officer and Director
Darrell Nance                  47           Executive Vice President, Foam Products
David J. Prilutski             46           Senior Vice President, Planning and Acting Chief Financial Officer
John Televantos                47           Chief Operating Officer, President Foam Business Group and Director
James T. Van Horn              54           Senior Vice President, Human Resources
Arthur H. Vartanian            46           Executive Vice President, Automotive Products
Pratt W. Wallace, Jr.          40           Executive Vice President, Foam Products
Kurt M. Werth                  42           Executive Vice President, Carpet Cushion Products

       Executive officers are elected by the Board of Directors and hold office until their successors have been duly elected and qualified or until their earlier resignation or removal from office. A brief biography of each executive officer of the Company is provided below (other than Mr. Cogan, Mr. Johnson and Mr. Televantos, each of whose biography is set forth above under "Directors").

       Lawrence G. Davenport has been Executive Vice President, Chief Information Officer since May 1999. Prior to joining the Company, Mr. Davenport served as Vice President and Chief Information Officer of Safety-Kleen Corp. from 1995 to 1998, where he was responsible for the strategic and tactical direction for information processing. Prior to that, Mr. Davenport was Senior Vice President, Information Services for JB Hunt Transport, Inc.

       Stephen Drap has been Executive Vice President, Technical Products since March 1998. Prior to that, Mr. Drap served as Vice President, Manufacturing and Customer Service, Technical Products beginning July 1997. Prior to that, Mr. Drap has held various management positions since joining the Company in 1980.

       Darrell Nance has been Executive Vice President, Foam Products since March 1998. From 1995 until joining the Company, Mr. Nance served as Vice President and General Manager of West Coast Operations of Crain Industries, Inc. ("Crain"). From 1994 to 1995, Mr. Nance served as Vice President of Operations, West Coast Operations of Crain. From 1986 to 1994, Mr. Nance served as General Manager of Crain Western.

       David J. Prilutski has been Senior Vice President, Planning since January 2000 and Acting Chief Financial Officer since March 2000. Prior to joining the Company, Mr. Prilutski was Business Director, Oxygenated Chemicals for Lyondell Chemical Company, which acquired ARCO Chemical Company in 1998. Mr. Prilutski joined ARCO Chemical Company in 1975, and held a range of planning and marketing positions, including Director Corporate Planning.

       James T. Van Horn has been Senior Vice President, Human Resources since January 2000. Prior to joining the Company, Mr. Van Horn was with Unisys Corporation for twenty-one years, holding a number of positions of increasing responsibility, most recently as Corporate Director, Performance Management for Worldwide Human Resources.

       Arthur H. Vartanian has been Executive Vice President, Automotive Products Group since February 2000. Prior to joining the Company, Mr. Vartanian held a number of executive positions over an eighteen-year career with Lear Corporation, most recently as Vice President Operations, Chrysler Division.

       Pratt W. Wallace, Jr. has been the Executive Vice President, Foam Products since January 1999, and was the Executive Vice President, Manufacturing Technology from March 1998 until January 1999. From 1997 until joining the Company, Mr. Wallace served as Vice President of the Southeast region of Crain. From 1993 to 1997, Mr. Wallace served as the General Manager of Crain's Newnan, Georgia facility.

       Kurt M. Werth has been Executive Vice President, Carpet Cushion Products since March 2000. Prior to joining the Company, Mr. Werth was Vice President, Sales and Service for the Canadian operations of Safety-Kleen Corp. Mr. Werth joined Safety-Kleen Corp. in 1987 and during his tenure there held a number of sales, planning and financial positions, including Vice President, Planning and Evaluation.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation

       The following Summary Compensation Table contains information concerning annual and long-term compensation provided to each Chief Executive Officer during 1999 and each of the four next most highly compensated executive officers of the Company as of the end of 1999, based on salary and bonus (collectively, the "Named Executive Officers"), for services rendered in all capacities during fiscal years 1999, 1998 and 1997.

                         Summary Compensation Table (1)

                                                                            Long-Term
                                       Annual Compensation              Compensation Awards
                                                                       Securities Underlying       All Other
Name and Principal Position       Year     Salary      Bonus               Options/SARs           Compensation
---------------------------       ----  -----------  ----------       -------------------------- ------------
Marshall S. Cogan                 1999    $850,000    $     --                    --              $      --
  Chairman of the Board           1998     850,000     300,000                    --                     --
                                  1997     848,077     500,000               170,833                     --

John G. Johnson, Jr. (2) (3)      1999    $392,308    $250,000               750,450                 $3,200
  President and Chief
  Executive Officer

Barry Zimmerman (4)               1999    $316,000    $ 62,111                15,000                $30,112
  Executive Vice President,       1998     316,000      38,146                 3,000                  1,600
  Sourcing & Logistics            1997     316,000     115,000                    --                  1,600

John Televantos (3) (5)           1999    $161,539    $185,000               100,000                 $1,600
  President, Foam Business
  Group

Pratt W. Wallace, Jr. (3) (6)     1999    $175,659    $134,041                10,000                 $1,600
  Executive Vice President,       1998     166,009     139,554                    --                  4,336
  Foam Products                   1997          --          --                10,000                     --

Andrea Farace (7)                 1999    $184,615    $     --                    --               $666,770
  Chief Executive Officer         1998     571,500          --                    --                  1,600
                                  1997     430,769     350,000               350,000                     --
------------------

(1) Because none of the Named Executive Officers received (i) perquisites in excess of the lesser of $50,000 or 10% of their reported salary and bonus, (ii) any other annual compensation required to be reported, (iii) LTIP payouts or (iv) any restricted stock awards, information relating to "Other Annual Compensation", "LTIP Payouts" and "Restricted Stock Awards" is inapplicable and has therefore been omitted from the table.

(2)    Mr. Johnson commenced his employment with the Company on March 16, 1999.

(3) The amounts shown in "All Other Compensation" represent the Company's matching contribution to the Company's 401(k) plan.

(4) Included in Dr. Zimmerman's "All Other Compensation" for 1999 is $28,512 for relocation expenses and $1,600 of the Company's matching contribution to the Company's 401(k) plan. The amounts shown for 1998 and 1997 represent the Company's matching contribution to the Company's 401(k) plan. Dr. Zimmerman resigned as of April 28, 2000.

(5) Mr. Televantos commenced his employment with the Company on June 14, 1999. On April 10, 2000, Mr. Televantos was named Chief Operating Officer of the Company.

(6) Mr. Wallace commenced his employment with the Company December 23, 1997 and received no compensation from the Company in 1997, except for a stock option grant.


                                       9


(7) Mr. Farace resigned as Chairman and Chief Executive Officer of the Company on March 16, 1999. The amounts shown in "All Other Compensation" for 1999 represents $665,385 of severance related payments pursuant to Mr. Farace's employment agreement and $1,385 of the Company's matching contribution to the Company's 401(k) plan. For 1998, the amount shown represents the Company matching contribution to the Company's 401(k) plan.

Employment Agreements

       The Company has employment  agreements with the following Named Executive
Officers:  Marshall S. Cogan,  John G.  Johnson,  Jr. and John  Televantos.  The
Company also had employment agreements with Andrea Farace prior to his resignation on March 16, 1999 and with Barry Zimmerman prior to his resignation on April 28, 2000. The Securities and Exchange Commission requires disclosure of any employment agreement between the Company and any Named Executive Officer, whether or not such officer is still employed by the Company.

       Current Employees

       On May 21, 1999, the Company entered into an employment agreement with John Televantos in connection with the hiring of Mr. Televantos as President, Foam Business Group of the Company. The agreement provides for an initial term of two years commencing on May 21, 1999, and automatically renews for additional one-year terms commencing May 21, 2000, unless notice of intent to not extend the term of the agreement is given by either party. The employment agreement provides that as compensation for all services rendered by Mr. Televantos, he will receive an annual salary at the rate of at least $300,000 per annum, which salary will be reviewed annually by the Compensation Committee of the Board. Mr. Televantos is eligible to earn an annual target bonus of 90% of his salary; the actual amount of the bonus is based on the attainment of certain performance targets. The agreement provides that the bonus be paid to Mr. Televantos for 1999 would not be less than $135,000. Mr. Televantos received a $50,000 bonus in consideration for his commencement of services. Also, Mr. Televantos will participate in certain employee or executive benefit plans and receive certain other perquisites. Mr. Televantos' employment agreement further provides for the grant by the Company to Mr. Televantos of options to purchase 100,000 shares of Common Stock, which vest at a rate of 20,000 options per year, commencing on May 21, 2000. Accelerated vesting provisions for options are provided for "change in control" transactions as well as certain termination events. The employment agreement automatically terminates upon the death or continued disability of Mr. Televantos, and the agreement may be terminated by the Company or Mr. Televantos at any time. Upon termination of the employment agreement by the Company without "cause" or by Mr. Televantos with "good reason" (which term includes change in control events), the Company will be required to pay Mr. Televantos, in addition to any amounts earned but not yet paid, a lump sum payment equal to two times the sum of (i) annual base salary then in effect plus (ii) the target annual bonus for such fiscal year or, if higher, the annual bonus paid or payable for the preceding year. Additionally, Mr. Televantos would be entitled to continue to receive any health care or insurance benefits for a period of up to eighteen months. The employment agreement prohibits Mr. Televantos from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provides that for a period of one year following his termination date, Mr. Televantos may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employee, customer or clients of the Company.

       On March 16, 1999, the Company entered into an employment agreement with John G. Johnson, Jr. in connection with the hiring of Mr. Johnson as President and Chief Executive Officer of the Company. The agreement provides for an initial term of two years commencing on March 16, 1999, and automatically renews for additional one-year terms unless notice of intent to not extend the term of the agreement is given by either party. The employment agreement provides that as compensation for all services rendered by Mr. Johnson, he will receive an annual salary at the rate of at least $500,000 per annum, which salary will be reviewed annually by the Compensation Committee of the Board. Mr. Johnson is entitled to earn an annual bonus of up to $500,000; the actual amount of the bonus is based on the attainment of certain performance targets for that year. The agreement provides that the bonus be paid to Mr. Johnson for 1999 would not be less than $250,000. Also, Mr. Johnson will participate in certain employee or executive benefit plans and receive certain other perquisites, including an automobile lease allowance. Mr. Johnson's employment agreement further provides for the grant by the Company to Mr. Johnson of options to purchase 750,450 shares of Common Stock, which vest in equal installments on March 16, 2000, March 16, 2001 and March 16, 2002. Accelerated vesting provisions for options are provided for "change in control" transactions as well as certain termination events. The employment agreement automatically terminates upon the death or continued disability of Mr. Johnson, and the agreement may be terminated by the Company or Mr. Johnson at any time. Upon termination of the employment agreement by the Company without "cause" or by Mr. Johnson with "good reason" (which term includes change in control events), the Company would be required to pay Mr. Johnson, in addition to any amounts earned but not yet paid, a lump sum payment equal to two times the sum of (i) annual base salary then in effect plus (ii) the target annual bonus for such fiscal year or, if higher, the annual bonus paid or payable for the preceding year. Additionally, Mr. Johnson would be entitled to continue to receive any health care or insurance benefits for a period of up to eighteen months. The employment agreement prohibits Mr. Johnson from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provides that for a period of one year following his termination date, Mr. Johnson may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employee, customer or clients of the Company.

       On January 1, 1999, the Company entered into an employment agreement with Marshall S. Cogan, Chairman of the Board and Chairman of the Executive Committee of the Company. The agreement provides for an initial employment term commencing on January 1, 1999 and continuing until December 31, 2000, which term is automatically extended an additional day on each day of the initial term and on each day thereafter until either Mr. Cogan or the Company provides notice of termination. The employment agreement provides that Mr. Cogan will receive an annual salary at the rate of $850,000 per annum with increases, if any, as may be approved by the Board. Mr. Cogan is also eligible, but not entitled, to receive any annual bonuses, which may be determined by the Board. Also, Mr. Cogan will participate in certain employee benefit plans and receive certain other perquisites. The employment agreement automatically terminates upon the death or continued disability of Mr. Cogan, and the agreement may be terminated by the Company or Mr. Cogan at any time. Upon termination of the employment agreement by the Company without "just cause" or by Mr. Cogan with "good reason" (which term includes change in control events), the Company will be required to pay Mr. Cogan, in addition to any amounts earned but not yet paid, the amount of his then current base salary for a period of twenty-four months. Additionally, Mr. Cogan would be entitled to continue to receive any health care or insurance benefits for a period of twenty-four months. The employment agreement prohibits Mr. Cogan from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provides that for a period of one year following his termination date, Mr. Cogan may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employees, customers or clients of the Company.

       Prior Employees

       On January 25, 1999, the Company entered into an employment agreement with Barry Zimmerman, former Executive Vice President, Strategic Sourcing and Logistics of the Company. The agreement provides for an initial employment term continuing until December 31, 2000, which term is automatically extended an additional day on each day of the initial term and on each day thereafter until either Dr. Zimmerman or the Company provides notice of termination. The employment agreement provides that Dr. Zimmerman will receive an annual salary at the rate of $316,000 per annum with increases, if any, as may be approved by the Board. Dr. Zimmerman is also eligible, but not entitled, to receive any annual bonuses, which may be determined by the Board. Also, Dr. Zimmerman will participate in certain employee benefit plans and receive certain other perquisites. The employment agreement automatically terminates upon the death or continued disability of Dr. Zimmerman, and the agreement may be terminated by the Company or Dr. Zimmerman at any time. Upon termination of the employment agreement by the Company without "just cause" or by Dr. Zimmerman with "good reason" (which term includes change in control events), the Company will be required to pay Dr. Zimmerman, in addition to any amounts earned but not yet paid, the amount of his then current base salary for a period of twenty-four months. Additionally, Dr. Zimmerman would be entitled to continue to receive any health care or insurance benefits for a period of twenty-four months. The employment agreement prohibits Dr. Zimmerman from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provides that for a period of one year following his termination date, Dr. Zimmerman may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employee, customer or clients of the Company.

       On January 1, 1999, the Company entered into an employment agreement with Andrea Farace, former Chairman of the Board and Chief Executive Officer of the Company. The agreement provided for an initial employment term commencing on January 1, 1999 and continuing until December 31, 2000, which term was automatically extended an additional day on each day of the initial term and on each day thereafter until either Mr. Farace or the Company provided notice of termination. The employment agreement provided that Mr. Farace would receive an annual salary of $600,000 per annum with increases, if any, as may be approved by the Board. Mr. Farace was also eligible, but not entitled, to receive any annual bonuses, which would be determined by the Board. Also, Mr. Farace participated in certain employee benefit plans and received certain other perquisites. Pursuant to this agreement, Mr. Farace received a severance payment of $250,000 in connection with the termination of his employment with the Company on March 16, 1999. In addition to the severance payment as described above, the Company agreed to pay Mr. Farace the amount of his then current base salary for a period of twenty-four months. Additionally, Mr. Farace will receive health care or insurance benefits for a period of twenty-four months from the date of his termination. The employment agreement prohibits Mr. Farace from disclosing any confidential information of the Company during his employment term or any time thereafter. Additionally, the employment agreement provided that for a period of one year following his termination date, Mr. Farace may not solicit or attempt to entice away from the Company (including its affiliates or subsidiaries), or interfere with the relationship of the Company with, any employees, customers or clients of the Company.

1993 Stock Option Plan

       During 1999, 1998 and 1997, the Stock Option Committee granted 1,067,950 options, 132,750 options and 625,833 options to purchase Common Stock to officers or key employees of the Company, respectively. The 1999 options were granted at exercise prices ranging from $5.4375 to $9.00 per share, the 1998 options were granted at exercise prices ranging from $11.438 to $13.25 per share and the 1997 options were granted at exercise prices ranging from $9.688 to $14.00 per share. All such exercise prices represented the closing price of the Common Stock on the date of grant. During 1999, 750,450 options were granted with a three-year vesting period and a ten-year term. All other options outstanding at the end of 1999 were granted with a five-year vesting period and a ten-year term.


       The following table provides information on option grants in 1999 to the Named Executive Officers.

             Foamex International Option Grants in Last Fiscal Year

                               Number of       % of Total
                               Securities     Options/SARs      Exercise
                               Underlying      Granted to       or Base
                              Options/SARs    Employees in      Price     Expiration          Grant Date
                             Granted (#)(1)    Fiscal Year      ($/Sh)       Date          Present Value(2)
                            ----------------  ----------       --------   ------------      -------------
John G. Johnson, Jr.              375,225        35.1%         $6.5000     03/22/09            $915,549
John G. Johnson, Jr.              375,225        35.1           5.4375     04/20/09             765,459
John Televantos                   100,000         9.4           6.5625     05/21/09             248,000
Barry Zimmerman                    15,000         1.4           6.2188     05/27/09              35,400
Pratt W. Wallace, Jr.              10,000         0.9           6.2188     05/27/09              23,600

(1) Messrs. Cogan and Farace are not included in this table since no options were granted to such individuals during 1999.

(2) Based on the Black-Scholes option price model. Assumptions included an expected life of three years, expected volatility of 48.0%, expected dividend yield of 0% and a risk-free interest rate of 5.21%.

Aggregate Option Values

        The following table sets forth, as of December 31, 1999, the number of options for the Company's Common Stock and the value of the unexercised options held by the Named Executive Officers. None of the Named Executive Officers exercised stock options in 1999.

                        Aggregate Fiscal Year End Option/SAR Values

                             Number of Securities Underlying Unexercised        Value of Unexercised In-the-Money
    Name                           Options/SARs at Fiscal Year End             Options/SARs at Fiscal Year End(1)
                                 Exercisable            Unexercisable          Exercisable          Unexercisable
John G. Johnson, Jr.                      -                 750,450              $      -            $1,758,867

Andrea Farace                       156,296                 210,000                23,426                     -

Marshall S. Cogan                   377,500                 122,500               444,428                28,750

Barry Zimmerman                      18,169                  17,400                25,255                31,406

John Televantos                           -                 100,000                     -               175,000

Pratt W. Wallace, Jr.                 4,000                  16,000                     -                20,937

(1) As of December 31, 1999, the market value of the Company's common stock was $8.3125 per share. On May 26, 2000, the market value of the Company's common stock was $5.4375 per share.

Pension Plan

       Effective December 31, 1999, the Foamex L.P. Salaried Pension Plan merged with the Foamex L.P. Hourly Pension Plan. The surviving plan is called the Foamex L.P. Pension Plan (the "Retirement Plan"). The Retirement Plan is a defined benefit pension plan that is qualified under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and in which executive officers are eligible to participate.

       The following table illustrates estimated annual pensions under the Retirement Plan for various compensation levels and periods of credited service, assuming present compensation rates at all points in the past and until Normal Retirement Date (as defined in the Retirement Plan) and a constant Social Security Wage Base ($76,200 in 2000). The pension amount is expressed as a life annuity with certain benefits continuing to the spouse.

                               Pension Plan Table

                            Years of Credited Service

                               15             20               25               30               35
Current Compensation:
$125,000                    $27,098         $36,130          $45,163          $54,195          $63,228
$170,000 and above          $38,910         $51,880          $64,850          $77,820          $90,790


       The Retirement Plan is a career pay plan. The Retirement Plan formula is 1.25% of annual compensation up to the Social Security Wage Base and 1.75% of annual compensation in excess of the Social Security Wage Base, subject to a 2000 annual compensation limit of $170,000 (as adjusted to reflect cost of living increases). Prior to September 1, 1994, the Retirement Plan was a final average pay plan, with retirement benefits based upon earnings for the five consecutive years within the last ten years, which yielded the highest average yearly salary ("Final Average Compensation"). Annual benefit calculations under the Retirement Plan for service prior to June 1, 1994, will be the years of credited service multiplied by the sum of 2.0% of Final Average Compensation and 0.4% of Final Average Compensation in excess of the average of the Social Security Wage Bases over the 35 year period ending with the year an employee reaches age 65 (such 35 year average referred to herein as the "Covered

Compensation"). For service subsequent to May 31, 1994, but before September 1, 1994, annual benefit calculations will be the years of credited service multiplied by the sum of 1.1% of Final Average Compensation and 0.4% of Final Average Compensation in excess of Covered Compensation. The actuarially determined cost of providing benefits under the Retirement Plan is provided by the Company. The participants are neither required nor permitted to make contributions.

       The compensation used as a basis for computing pension is primarily based on salaries set forth in the Summary Compensation Table and excludes bonuses. In 1999 and 1998, the compensation used as a basis for computing the pension of each of the executive officers named in the Summary Compensation Table and were employees at May 1, 2000 was as follows: Mr. Cogan, $160,000 and $160,000, respectively; Mr. Johnson, $160,000 and $0, respectively; Mr. Televantos,
$160,000  and  $0,  respectively;   and  Mr.  Wallace,  $160,000  and  $160,000,
respectively.

       The estimated annual benefits under the Retirement Plan payable on retirement at normal retirement age, or immediately if the individual has reached normal retirement age, for each of the employees named in the Summary Compensation Table and employees at May 1, 2000 are as follows: Mr. Cogan, $23,559; Mr. Johnson, $18,001; Mr. Televantos $47,642; and Mr. Wallace, $68,733.
These amounts assume the employees continue their employment with the Company at present salary levels until normal retirement age. As of December 31, 1999, the employees named in the Summary Compensation Table and employees at May 1, 2000 had been credited with years of service under the Retirement Plan as follows:
Mr. Cogan, 6.83 years; and Mr. Wallace, 1.5 years. Mr. Johnson and Mr. Televantos did not have any credited years of service as of December 31, 1999 because there is a one-year period from the date of hire before an employee becomes eligible to participate retroactive to the date of hire.

IRS Limitations

       Under the Internal Revenue Code, a participant's compensation in excess of $160,000 (as adjusted to reflect cost of living increases) is disregarded for purposes of determining pension benefits. Benefits accrued for plan years prior to 1994 on the basis of certain compensation in excess of the annual compensation limit are preserved. In addition, as required by law, the maximum annual pension payable to a participant under a qualified pension plan in 1999 is $130,000, in the form of a qualified joint and survivor annuity, although certain benefits are not subject to such limitation. Such limits have been included in the calculation of estimated annual benefit amounts listed above for each of the Named Executive Officers. The Company does not have a non-qualified defined benefit plan to provide payments in excess of limits imposed by the Internal Revenue Service.

       Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee (the "Compensation Committee") and Stock Option Plan Committee (the "Stock Option Committee") on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

            REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
                    PLAN COMMITTEE ON EXECUTIVE COMPENSATION

       The Compensation Committee's responsibilities include establishing the Company's policies governing the compensation of officers and other key executives of the Company. The Compensation Committee approves all elements of compensation for Executive Officers. The Stock Option Committee is responsible for the administration of the 1993 Stock Option Plan.

Executive Compensation The Company's compensation program consists of base salary, incentive programs, stock options and employee benefits. The goal of the Company's compensation program is to motivate and reward its executive officers and other key employees to improve long-term stockholder value and to attract and retain the highest quality executive and key employee talent available. The Company's executive compensation program is designed to align executive compensation practices with increasing the value of the Company's Common Stock and to foster adherence to, and promotion of, the Company's business mission, values, strategic goals and annual objectives. The compensation levels for certain officers of the Company (or its subsidiaries) who are not Named

Executive Officers, are determined pursuant to the terms of their respective employment agreements. The compensation levels for Mr. Farace were determined pursuant to the terms of his employment agreement prior to his resignation from the Company. See "Compensation of Executive Officers--Employment Agreements." The compensation levels for the other Named Executive Officers were determined pursuant to the criteria set forth below.

       The Compensation Committee annually reviews salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Compensation Committee will consider an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals as well as the Company's business plan and general economic factors. In making its decisions, and to maintain the desired levels of competitiveness and congruity with the Company's long-term performance goals, the Compensation Committee will receive input from the Company's Chief Executive Officer, Chief Operating Officer and from the Company's Human Resources Department.

Base Salary and Bonus The salary levels for executive officers are determined by such officer's level of job responsibility and experience, job performance and attainment of pre-established goals. Additional consideration is given to salaries for a comparable position within the industry and the Company's ability to pay. Bonus payouts to executive officers and other key employees of the Company are based on attainment of general or specific corporate goals.

Options The Stock Option Committee believes strongly that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the form of stock options provide a vehicle to reward executive officers only if there is an increase in stockholder value. Stock options are granted on a discretionary basis within a guideline range that takes into account the position responsibilities of executive officers and key employees of the Company whose contributions and skills are important to the long-term success of the Company. Stock options to purchase Common Stock providing long-term incentives may be granted to executive officers or key employees of the Company with a maximum term of ten years.

       In 1999, the Stock Option Committee granted 1,067,950 options to purchase Common Stock to officers or key employees of the Company pursuant to the Stock Option Plan. Such options were granted at exercise prices ranging from $5.4375 to $9.00 per share. All such prices represented the closing price of the Common Stock on the date of grant. During 1999, 750,450 options were granted to Mr. Johnson with a three-year vesting period and a ten-year term. All other options granted in 1999 were granted with a five-year vesting period and a ten-year term. In 2000, the Stock Option Committee granted 387,250 options to purchase Common Stock to officers or other key employees pursuant to the 1993 Stock Option Plan. Such options were granted at an exercise price of $5.0625 with a five-year vesting period and a ten-year term. The exercise price represented the closing price of the Common Stock on the date of the grant.

Chief Executive Officer Mr. Johnson, who joined the Company in March 1999, received $372,308 in base salary from the Company in respect to such year. Mr. Johnson's base salary level ($500,000 per year) was approved based upon a review of market data for similar positions. Mr. Johnson's $250,000 bonus in 1999 was based on the terms of his employment agreement, which provided for a minimum bonus of such amount.

Policy Regarding Qualifying Compensation Section 162(m) of the Internal Revenue Code imposes a $1,000,000 ceiling on tax-deductible remuneration paid to the five most highly compensated executive officers of a publicly-held corporation, unless the compensation is treated as performance related. While the Company's general policy is that compensation to the Company's executive officers should, under most circumstances, satisfy the conditions required for full deductibility, the Company believes that in order to effectively compete with other similarly situated companies in the acquisition and retention of top executive talent, the Company must have the flexibility to pay compensation that may not be fully deductible under Section 162(m) of the Code. The Company believes that the compensation of all executive officers for 1999 was fully deductible.

COMPENSATION COMMITTEE                          STOCK OPTION PLAN COMMITTEE

John V. Tunney, Chairman                        Robert J. Hay, Chairman
Stuart J. Hershon                               Stuart J. Hershon
Robert J. Hay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is comprised entirely of Outside Directors. No employee of the Company serves on the Compensation Committee. The Company is not aware of any other corporation in which both (i) an executive officer of the Company serves on the board of directors and/or compensation committee and (ii) a director of the Company serves as an executive officer. See "Certain Relationships and Related Transactions - Tunney Consulting Agreement" for a discussion of certain transactions between the Company and John V. Tunney, the Chairman of the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The following is a summary of material transactions between the Company and its affiliates entered into or continuing during 1999. Payments to affiliates by Foamex L.P. and its subsidiaries in connection with any such transactions are governed by the provisions of the indentures for its public debt securities, which generally provide that such transactions be on terms comparable to those generally available in equivalent transactions with third parties.

Trace Accounts Receivables

       As of December 31, 1999, operating accounts receivables from Trace were approximately $3.4 million against which an allowance has been taken by the Company as a result of the financial condition of Trace. Claims have been filed in the Trace bankruptcy proceedings for such amount.

Airplane Sale

       On March 31, 1999, the Company sold its corporate airplane to an unaffiliated third party for $16.3 million in gross proceeds of which $8.9 million was used to repay debt associated with the airplane. As specified by the terms of the Aircraft Sales, Lease and Operating Agreement, dated August 1995, pursuant to which the Company purchased the airplane from Trace, Trace agreed to reimburse the Company to the extent the net proceeds from the sale of the airplane were less than a specified amount, and the Company was obligated to share the net proceeds in excess of such specified amount with Trace. Pursuant to the terms of such agreement, the Company was obligated to pay Trace $0.6 million or approximately 50% of the "Excess Proceeds", as defined, which was offset against Trace's two promissory notes payable to Foamex L.P., at Trace's request. See "Trace Promissory Notes" below.

Employment Arrangements

       During 1999, certain employees of the Company were also employees of Trace and/or affiliates of Trace. The Company paid the salaries or a portion of the salaries of such employees of Trace based on the amount of time devoted to the Company's matters by such employees, which payments in 1999 aggregated approximately $1.8 million. Certain of these employees entered into employment agreements with the Company in January 1999, which agreements provided for aggregate annual compensation of approximately $1.1 million. As of December 31, 1999, all such dual employment arrangements have been terminated.

Tunney Consulting Agreement

       John V. Tunney, a director of the Company, acts as a business advisor to the Company. Pursuant to this arrangement, Mr. Tunney provides consulting services to the Company with respect to various personnel and compensation issues. In exchange for his services, Mr. Tunney receives a fee of $10,000 per month. The Company maintains an apartment that is used by Mr. Tunney while on Company business. The apartment lease was assumed by the Company from Trace during 1999 and expires in August 2000. Rent paid by the Company totaled $0.1 million in 1999. During 1999, Mr. Tunney earned $0.1 million for his services in obtaining a Chief Executive Officer for the Company. In addition, Mr. Tunney serves as the Chairman and has a 5% interest in the value of Foamex Asia's interest in a joint venture.

Management Service Agreement

       Foamex L.P. had a management service agreement with Trace Foam pursuant to which Trace Foam provided general managerial services of a financial, technical, legal, commercial, administrative and/or advisory nature to Foamex L.P. The management services agreement provided for an annual fee of $3.0 million, plus reimbursement of expenses incurred. An amendment to the Foamex L.P. Credit Facility on June 30, 1999 no longer permitted Foamex L.P. to pay the management fee. On July 29, 1999, Foamex L.P. submitted formal notice of the termination of the management agreement.

Foamex/GFI Note

       Foamex L.P. owed a $34.0 million promissory note payable to Foam Funding LLC, a wholly owned subsidiary of Trace, which was due and paid in March 2000. Interest was based on a variable rate equal to the higher of (i) the base rate of The Bank of Nova Scotia or (ii) the Federal Funds rate plus 0.5%. At the option of Foamex L.P., the note was convertible to a LIBOR-based interest rate plus 0.75%. The principal and current interest payable under the Foamex/GFI Note were collateralized by a $34.5 million letter of credit issued under the Foamex L.P. Credit Facility. During 1999, the Foamex L.P. paid Foam Funding LLC approximately $2.1 million of interest pursuant to the terms of the Foamex/GFI Note.

Note Payable to Foam Funding LLC

       Foamex Carpet entered into a $70.2 million promissory note payable to Foam Funding LLC. Principal is payable in quarterly installments that began in June 1998 with a final installment in February 2004. Interest is based on a variable rate equal to the sum of 2.25% plus the higher of: (i) the base rate of The Bank of Nova Scotia or (ii) the Federal Funds rate plus 0.5%. At the option of Foamex Carpet, interest payable under the note is convertible into LIBOR-based loans plus 3.25%. Amounts outstanding under the Note Payable to Foam Funding LLC are collateralized by all of the assets of Foamex Carpet on a pari passu basis with the Foamex Carpet credit facility. During 1999, Foamex Carpet paid Foam Funding LLC approximately $5.3 million in interest and approximately $9.7 million in principal pursuant to the terms of the Note Payable to Foam Funding LLC.

Technology Sharing Arrangements

       In December 1992, Foamex L.P., Recticel and Beamech Group Limited ("Beamech"), an unaffiliated third party, formed a Swiss corporation to develop new manufacturing technology for the production of polyurethane foam. Each of Foamex L.P., Recticel and Beamech contributed or caused to be contributed to such corporation a combination of cash and technology valued at $1.5 million, $3.0 million and $1.5 million, respectively, for a 25%, 50% and 25% interest, respectively, in the corporation. Foamex L.P., Recticel and their affiliates have been granted a royalty-free license to use certain technology, and it is expected that the corporation will license use of such technology to other foam producers in exchange for royalty payments.

Indemnification Regarding Environmental Matters

       Pursuant to an Asset Transfer Agreement (the "RFC Asset Transfer Agreement"), dated October 2, 1990, as amended, between Foamex L.P. and Recticel Foam Corporation ("RFC"), Foamex L.P. is indemnified by RFC for any liabilities incurred by Foamex L.P. arising out of or resulting from, among other things, the ownership or use of any of the assets transferred pursuant to the RFC Asset Transfer Agreement or the conduct of the transferred business on or prior to October 2, 1990, including, without limitation, any loss actually arising out of or resulting from any events, occurrences, acts or activities occurring before October 2, 1990 or occurring after October 2, 1990 to the extent resulting from conditions existing on or prior to October 2, 1990, relating to (i) injuries to or the contraction of any diseases by any person resulting from exposure to Hazardous Substances (as defined in the RFC Asset Transfer Agreement) without regard to when such injuries or diseases are first manifested, (ii) the generation, processing, handling, storage or disposition of or contamination by any waste or Hazardous Substance, whether on or off the premises from which the transferred business has been conducted, or (iii) any pollution or other damage or injury to the environment, whether on or off the premises from which the transferred business has been conducted. Foamex L.P. is also indemnified by RFC for any liabilities arising under Environmental Laws (as defined in the RFC Asset Transfer Agreement) relating to current or former RFC assets and for any liability for property damage or bodily harm relating to products of the transferred business shipped on or prior to October 2, 1990. Such indemnification is limited after December 1993 unless such liability is covered by insurance. Foamex L.P. agreed to assume certain known environmental liabilities relating to the assets transferred by RFC to Foamex L.P., with an estimated remediation cost of less than $0.5 million, in exchange for a cash payment by RFC to Foamex L.P. approximately equal to the remediation cost for such environmental liabilities. During the first quarter of 2000, RFC paid the Company approximately $0.3 million, which was owed to the Company on December 31, 1999.

       Pursuant to the Asset Transfer Agreement, dated as of October 2, 1990, as amended, between Trace and Foamex L.P. (the "Trace Asset Transfer Agreement"), Foamex L.P. is indemnified by Trace for any liabilities incurred by Foamex L.P. arising out of or resulting from, among other things, the ownership or use of any of certain assets that were transferred pursuant to the Trace Asset Transfer Agreement or the conduct of the transferred business on or prior to October 2, 1990, including, without limitation, any loss actually arising out of or resulting from any events, occurrences, acts or activities occurring after October 2, 1990, to the extent resulting from conditions existing on or prior to October 2, 1990, relating to (i) injuries to or the contraction of any diseases by any person resulting from exposure to Hazardous Substances (as defined in the Trace Asset Transfer Agreement) without regard to when such injuries or diseases are first manifested, (ii) the generation, processing, handling, storage or disposition of or contamination by any waste or Hazardous Substance, whether on or off the premises from which the transferred business has been conducted or
(iii) any pollution or other damage or injury to the environment, whether on or off the premises from which the transferred business has been conducted. Foamex L.P. is also indemnified by Trace for any liabilities arising under Environmental Laws (as defined in the Trace Asset Transfer Agreement) relating to current or former Trace assets and for any liability relating to products of the transferred business shipped on or prior to October 2, 1990. As of December 31, 1999, Trace owned Foamex L.P. approximately $0.3 million pursuant to the Trace Asset Transfer Agreement, which has not been paid. A claim has been filed for such amount in the Trace bankruptcy proceedings.

Certain Transactions relating to the Acquisition of General Felt

       In connection with Foamex L.P.'s acquisition of General Felt in March 1993, Trace and General Felt entered into the GFI Reimbursement Agreement, as defined therein, pursuant to which Trace has agreed to reimburse General Felt on a pro rata basis reflecting the period of time each has occupied the facility for costs relating to the cleanup plan for a facility in Trenton, New Jersey formerly owned by General Felt. The GFI Reimbursement Agreement was assigned by General Felt to Foamex Carpet. A claim has been filed in the Trace bankruptcy proceeding for approximately $0.6 million.

Trace Promissory Notes

       Prior to 1999, Trace had borrowed $9.8 million from Foamex L.P. pursuant to the terms of two promissory notes (the "Trace Notes"). The Trace Notes are due and payable on demand or, if no demand is made, on July 7, 2001, and bear interest at 2 3/8% plus three-month LIBOR, as defined, per annum payable quarterly in arrears. Trace is in default on the Trace Notes and a claim has been filed for the full amount in the Trace bankruptcy proceedings.

New York Office Sublease

       Prior to September 30, 1999, Foamex L.P. subleased to Trace approximately 5,900 square feet of general, executive and administrative office space in New York, New York. The terms of the lease were substantially the same terms as Foamex L.P. leased such space from a third party lessor. The Company has closed the New York office and Foamex L.P. subleased the premises to a third party at an amount in excess of Foamex L.P.'s lease commitment. A claim has been filed for approximately $2.4 million of unpaid rent in the Trace bankruptcy proceedings.

Pico Rivera Lease

       Foam Funding LLC and Foamex Carpet entered into a lease, dated as of February 27, 1998, pursuant to which Foam Funding LLC leases to Foamex Carpet the premises located in Pico Rivera, California for an initial term ending on December 31, 2004, which term may be extended for consecutive one-year periods commencing on

January 1, 2005 and expiring on December 31, 2007. The lease is a net lease and Foamex Carpet has no right to terminate for any reason during the term and all expenses and impositions in connection with the premises are the obligation of Foamex Carpet. The basic, or fixed, rent is approximately $0.4 million per year. If Foam Funding LLC desires to sell or convey all or any part of the leased premises, and Foam Funding LLC obtains a bona fide arms' length written purchase offer from a third party (the "Offer"), Foamex Carpet may elect to purchase the portion of the leased premises which is the subject of the Offer on the precise terms and conditions of the Offer. Foamex Carpet also has the right (the "Option") at any time during the term to purchase all of the leased premises from Foam Funding LLC for a purchase price which is determined to be fair market value on the date of the exercise of the Option as determined by an appraisal made by two independent qualified appraisers, one selected by Foam Funding LLC and one selected by Foamex Carpet.

Investments - Retirement Plan

       Prior to 1999, the Company's Retirement Plan had invested approximately $5.0 million in shares of Trace Global Opportunities Fund, which primarily invested in companies organized or operating outside the G-7 markets and was a related party to Trace. In 1999, Trace divested its interest in the Trace Global Opportunities Fund. The fund changed its name to the GLS Global Opportunities Fund, which is not a related party to the Company. Prior to 1999, 250,000 shares of UAG, which is a related party to Trace, were purchased by the Company's Retirement Plan for approximately $4.8 million. The value of the UAG shares was $2.2 million at December 31, 1999.

Investments

       Prior to 1999, the Company purchased a $2.0 million investment in Trace Global Opportunities Fund. In 1999, the investment was sold for $0.9 million.

              APPROVAL OF AMENDMENTS TO THE 1993 STOCK OPTION PLAN

Background

       The 1993 Stock Option Plan was adopted by the Company's Board of Directors and approved by the Company's sole stockholder in 1993. The Company has historically utilized stock options as part of its overall compensation program for key employees, directors and officers. As of May 25, 2000, options for approximately 2,710,000 shares were outstanding under the 1993 Stock Option Plan. A balance of approximately 4,800 shares are currently available for future option grants. The Board of Directors has approved, subject to shareholder approval, amendments to the 1993 Stock Option Plan (the "Amendments") to (i) increase from 3,000,000 to 4,750,000 the number of shares of Common Stock that may be issued under the 1993 Stock Option Plan, and (ii) allow future option grants to qualify as "performance-based compensation" as described in the next sentence. The Amendments are being submitted to stockholders because the 1993 Stock Option Plan by its terms requires stockholder approval to increase the number of shares for issuance thereunder, and because the Company desires that options granted under the 1993 Stock Option Plan qualify as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of the Amendments is required to qualify for an exception to the deduction limit imposed by 162(m) of the Code, as well as by the rules of the Nasdaq National Market System.

       The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the Amendments in order to enable the Company to continue to attract, retain and provide incentives for officers, employee-directors and employees of the Company. The Amendments, if approved by stockholders, will enable the Company to have a sufficient number of stock options available for future grants, while also permitting the Company to obtain federal income tax deductions for compensation paid or awarded to such designated officers, directors and employees of the Company. If the Amendments are not approved by the stockholders, they will not be adopted. Along with the Amendments, the major features of the 1993 Stock Option Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 1993 Stock Option Plan, a copy of which may be obtained from the Company.

The Amendments

       If the Amendments are approved by the stockholders, the 1993 Stock Option Plan will be amended as follows:

       The first sentence of Paragraph 5 of the 1993 Stock Option Plan will be amended to read:

           "The aggregate number of shares of the Company's Common Stock that may be issued upon the exercise of Options shall not exceed 4,750,000 shares, subject to adjustment under the provisions of Paragraph 8."

       In order for options granted under the 1993 Stock Option Plan to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code,

           (i) Paragraph 5 will be amended by adding the following new sentence at the end thereof:

           "Subject to the first sentence of this Paragraph 5, no person may be granted Options under the Plan during any calendar year with respect to more than 750,000 shares of the Company's Common Stock; provided that such number shall be adjusted pursuant to Paragraph 8, only in a manner which will not cause Options granted under the Plan to fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code."

           (ii) Paragraph 2(g) of the 1993 Stock Option Plan will be amended to add the following new sentence at the end thereof:


           A "disinterested person" shall also be an "outside director" within the meaning of Section 162(m) of the Code, and the Treasury regulations promulgated thereunder to the extent that the Committee grants Options with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such person were not a "non-employed director." Although it is intended that each member of the Committee shall qualify as a "non-employed director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code, a failure of a Committee member so to qualify shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan".

           (iii)The first sentence of Paragraph 7(a) of the 1993 Stock Option Plan will be amended in its entirety to read:

           "The Option Price per share with respect to each Option shall be determined by the Committee, but shall in no instance be less than par value of the shares subject to the Option; provided, however, that all Options which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per share of Common Stock no less than the fair market value of a share of Common Stock on the Date of Grant."

                  SUMMARY OF THE AMENDED 1993 STOCK OPTION PLAN

Purpose

       The 1993 Stock Option Plan was established in 1993 to enable the Company and its subsidiaries to attract able persons to enter and remain in the employ of the Company and its subsidiaries and to provide a means whereby employees, employee-directors of the Company and its subsidiaries can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and promoting an identity of interest between stockholders and these employees and to encourage them to put forth maximum effort toward the success of the business. The approximate number of persons participating in the 1993 Stock Option Plan is 120.

Administration

       The 1993 Stock Option Plan is administered by the Stock Option Committee (the "Committee") of the Company's Board of Directors consisting of two or more directors appointed by the Board of Directors of the Company. It is intended, but not required, that the directors appointed to serve on the Committee will be "Non-Employee Directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) and "Outside Directors" within the meaning of
Section 162(m) of the Code, to the extent Rule 16b-3 and 162(m) are applicable; however, the fact that a Committee member fails to qualify under the foregoing requirements will not invalidate any option which is otherwise validly made under the 1993 Stock Option Plan. Subject to the terms of the 1993 Stock Option Plan, the Committee has the authority to grant options, to determine the number of Shares for which each option shall be granted and the option price or prices (which may, in the case of Incentive Stock Options ("ISOs") and options intended to qualify as "performance-based compensation" under Section 162(m) of the Code, be no less than the fair market value of the Common Stock on the date of grant) and to determine any conditions pertaining to the exercise or to the vesting of each option. The Committee has full power to construe and interpret the 1993 Stock Option Plan and any agreement executed pursuant to the 1993 Stock Option Plan, to establish and amend rules for its administration and to establish in its discretion terms and conditions applicable to the exercise of options. The determination of the Committee on all matters relating to the 1993 Stock Option Plan or any stock option agreement is conclusive.

Eligibility

       Any officer, employee or employee-director of the Company or any of its subsidiaries or parent shall be eligible to be designated a participant under the 1993 Stock Option Plan (the "Participant" or "Participants"); provided however, that no ISO may be granted to any individual who is not an employee of the Company or a "parent" or a "subsidiary" of the Company as such term is defined in Section 422 of the Code. The Committee has the sole and complete authority to determine the individuals to whom options shall be granted under the 1993 Stock Option Plan, and in so determining, the Committee may take into account the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Committee deems relevant.

Number of Shares Authorized

       Under the Amendments, a maximum of 4,750,000 aggregate shares of Common Stock would be available for granting options under the 1993 Stock Option Plan. The Amendments further provide that in no event may the aggregate number of shares of Common Stock with respect to which options are granted under the 1993 Stock Option Plan to any individual exceed 750,000 in any one calendar year. As described more fully in the 1993 Stock Option Plan, if an option expires or terminates for any reason during the term of the 1993 Stock Option Plan and prior to the exercise in full of such option, the number of shares previously subject to but not delivered under such option shall be available to be awarded thereafter. As of May 26, 2000, the closing price of one share of Common Stock on NASDAQ was $5.4375.

       In addition, if the Committee determines that certain corporate transactions or events (as described in the 1993 Stock Option Plan) affect the shares such that an adjustment is determined by the Committee in its discretion to be consistent with such event and necessary or equitable to carry out the purposes of the 1993 Stock Option Plan, the 1993 Stock Option Plan provides the Committee the discretion to appropriately adjust (a) the aggregate number of shares of Common Stock available for options, (b) the number of such shares covered by outstanding options, and (c) the price per share of such options so as to in the Committee's discretion prevent the diminution or enlargement of the benefits intended by the 1993 Stock Option Plan.

Terms and Conditions of Options

       Under the 1993 Stock Option Plan, the Committee may grant awards of options that are either nonqualified stock options ("NSOs") or ISOs. An option granted under the 1993 Stock Option Plan provides a Participant with the right to purchase, within a specified period of time, a stated number of shares at the price specified in the option. Options granted under the 1993 Stock Option Plan will be subject to such terms, including exercise price and the conditions and timing of exercise, not inconsistent with the 1993 Stock Option Plan, as may be determined by the

Committee and specified in the applicable option agreement or thereafter. Payment in respect of the exercise of an option may be made in cash or by check, or any other manner permitted by law as determined by the Committee, or by a combination of the foregoing.

Transferability

       Each option, and each right under any option may be exercised, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative, and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of the 1993 Stock Option Plan.

Amendment

       The Board may at any time suspend terminate, modify or amend the 1993 Stock Option Plan or any portion thereof, provided that no such action may be taken without shareholder approval if such approval is necessary to comply with any regulatory requirement, and provided further, that any such amendment or modification, suspension or modification or termination that would impair any rights under any option theretofore made under the 1993 Stock Option Plan shall not to that extent be effective without the consent of the person to whom such option was made.

Federal Income Tax Consequences

       The following summary of the federal income tax consequences of the grant and exercise of NSOs and ISOs awarded under the 1993 Stock Option Plan and the disposition of Common Stock purchased pursuant to the exercise of such options (the "Shares") is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, it does not address state and local tax considerations, nor does it address the tax consequences of options granted to individual taxpayers located outside the U.S. Moreover, the U.S. federal income tax consequences to any particular individual may differ from those described herein by reason of, among other things, the particular circumstances of such individual. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 1993 Stock Option Plan.

       No income will be realized by an optionee upon grant of an NSO. Upon exercise of an NSO, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee's tax basis in the underlying Shares acquired by exercise of an NSO will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the Shares received by the optionee upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee's holding period for Shares acquired pursuant to the exercise of an NSO will begin on the date of exercise of such Option.

       Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a "Section 16 Person") begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company's board of directors (or a committee composed solely of two or more non-employee Directors) or (ii) approved in advance, or subsequently ratified by the Company's shareholders no later than the next annual meeting of shareholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

       The Code requires that, for ISO treatment, Shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant of the option and one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an "item of tax preference" which may give rise to "alternative minimum tax" liability for the taxable year in which the exercise occurs at the time of exercise. If the optionee does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those sections.

       The payment by an optionee of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired Shares to the Company, and Shares received by the optionee, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the Shares surrendered. The value of Shares received by the optionee in excess of the number of Shares surrendered to the Company will be taxable to the optionee. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

       In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, the exercise price is not less than the fair market value of the common stock at the time of grant, and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 1993 Stock Option Plan as amended is intended to satisfy these requirements with respect to grants of options to covered employees.

New Plan Benefits

       The grant of options under the 1993 Stock Option Plan is subject to the discretion of the Committee. Accordingly, the options that will be received by the various potential participants and options that might have been received by the various potential participants had the Amendments been in effect for the Company's last completed fiscal year are not determinable.

Vote Required

       The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for approval of the proposed amendments to the 1993 Stock Option Plan.

       The Board of Directors recommends a vote "FOR" the approval of the Amendments to the 1993 Stock Option Plan.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

       The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP as the independent accountants of the Company for 2000. PricewaterhouseCoopers LLP will examine the financial statements of the Company for the year 2000. This firm has examined the accounts of the Company since its inception in 1993 and for Foamex L.P. and its subsidiaries since fiscal year 1992. If the stockholders do not ratify this appointment, the Board will consider other independent accountants. One or more members of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to questions.

Vote Required

       The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote is required for the ratification of the independent accountants.

       The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

                          SHARE INVESTMENT PERFORMANCE

       The following graph compares the cumulative total stockholder returns on the Common Stock based on an investment of $100 on December 31, 1994, after the close of the market on (i) December 31, 1995; (ii) December 31, 1996; (iii) December 31, 1997; (iv) December 31, 1998; and (v) December 31, 1999, against the Standard & Poor's Index ("S&P 500") and an industry peer group consisting of the following companies: Armstrong World Industries, Inc., Leggett & Platt, Inc., Sealed Air Corporation and Shaw Industries, Inc.

                                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                             AMONG FOAMEX INTERNATIONAL INC., THE S & P 500 INDEX
                                                AND A PEER GROUP

                                             (Line graph omitted)

                                                    Cumulative Total Return
                            ----------------------------------------------------------------------------------
                               12/94          12/95         12/96          12/97          12/98         12/99
                                                   (Dollars)

FOAMEX INTERNATIONAL INC.     100.00          73.75        165.00         108.75         124.25         83.46
PEER GROUP                    100.00         134.42        161.02         192.99         210.31        178.11
S & P 500                     100.00         137.58        169.17         225.61         290.09        351.13


* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

       FILINGS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes of ownership with the SEC and the NASDAQ National Market System, Inc. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on the Company's review of the copies of such forms furnished to the Company and written representations from the executive officers, directors and greater than 10% beneficial owners, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% owners were complied with.

                         STOCKHOLDER PROPOSALS FOR 2001

       Any proposals intended to be presented to stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement for such Annual Meeting by February 8, 2001. Such proposals must also meet other requirements of the rules of the SEC relating to stockholders' proposals and the requirements set forth in the Company's By-Laws.

       Pursuant to the By-Laws, stockholders proposing business to be brought before the Annual Meeting must deliver written notice thereof to the Secretary of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting. The stockholder's notice must contain a brief description of the business and reasons for conducting the business at an annual meeting, the name and address of the stockholder making the proposal, and any material interest of the stockholder in the business. The stockholder is also required to furnish a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business.

                                 OTHER BUSINESS

       It is not anticipated that there will be presented to the Annual Meeting any business other than the election of directors and the proposals described herein, and the Board of Directors was not aware, a reasonable time before this solicitation of proxies, of any other matters which might properly be presented for action at the meeting. If any other business should come before the Annual Meeting, the persons named on the enclosed proxy card will have discretionary authority to vote all proxies in accordance with their best judgment.

       Proxies in the form enclosed are solicited by or on behalf of the Board of Directors. The cost of this solicitation will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally, or by telephone or otherwise. In addition, arrangements will be made with brokerage houses and other custodian, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses in forwarding soliciting materials, which are not expected to exceed $5,000. The Company has agreed to engage Georgeson Shareholder Communications Inc. for $7,500 plus expenses, to assist in soliciting proxies.

        It  is   important   the  proxies  be  returned   promptly.   Therefore,
stockholders are urged to sign, date and return the enclosed proxy card in the accompanying stamped and addressed envelope.

                                           By Order of the Board of Directors



                                           /s/ Gregory J. Christian
                                           ---------------------------
                                           Gregory J. Christian
                                           May 31, 2000

                           FOAMEX INTERNATIONAL INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby revokes all prior proxies and appoints Robert J. Hay and John V. Tunney, and each of them, as proxies with full power of substitution, to vote on behalf of the undersigned the same number of shares of Foamex International Inc. Common Stock which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders to be held on Friday, June 30, 2000, at 10:00 a.m., at The Sheraton Suites, 422 Delaware Avenue, Wilmington, Delaware 19801, and at any adjournments thereof, on any matter properly coming before the meeting, and specifically the following:

      The proxy will be voted as specified. If no specification is made, it will be voted for proposals 1,2 and 3.


                          (Continued on reverse side)


                            ^ FOLD AND DETACH HERE ^

The Board of Directors recommends stockholders vote "FOR" the proposals below.

1. To elect seven directors to serve until the 2001 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     |_| FOR all nominees listed                  |_| WITHHOLD authority
     (except as marked to the contrary)

       MARSHALL S. COGAN, ETIENNE DAVIGNON, ROBERT J. HAY, STUART J. HERSHON, JOHN G. JOHNSON, JR., JOHN TELEVANTOS, JOHN V. TUNNEY

Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.


 ------------------------------------------------------------------------------

2. To amend the Foamex International Inc. 1993 Stock Option Plan to (i) increase from 3,000,000 to 4,750,000 the number of shares of the Company's Common Stock, par value $.01 per share, that may be issued under the 1993 Stock Option Plan and (ii) allow future option grants to qualify as "performance-based compensation" for purposes of the Internal Revenue Code of 1986, as amended.

         |_| FOR     |_| AGAINST    |_| ABSTAIN

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000 ("Fiscal 2000")

         |_| FOR     |_| AGAINST    |_| ABSTAIN


4. To transact such other business as may properly come before the meeting or any adjournment or and postponement thereof.


     Mark here if you plan to attend the meeting  |_|



-------------------------------------------------

-------------------------------------------------
Signature of Stockholder(s)


-------------------------------------------------
Date

Note: Please sign your name exactly as it is shown at the left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. EACH joint owner is requested to sign.

             Please sign, date and return this proxy promptly in the
                         enclosed postage paid envelope.

                            ^ FOLD AND DETACH HERE ^

                                   Appendix A

                            FOAMEX INTERNATIONAL INC.
                               AMENDED & RESTATED
                             1993 STOCK OPTION PLAN

       1. Purpose. The purpose of this Foamex International, Inc. 1993 Stock Option Plan (hereinafter referred to as the "Plan") is to further the success of Foamex International Inc., a Delaware corporation (the "Company"), and certain of its affiliates by making available Common Stock of the Company for purchase by officers, employees, and director-employees of the Company or its affiliates, and thus to provide an additional incentive to such individuals to continue in the service of the Company or its affiliates and to give them a greater interest as stockholders in the success of the Company. Accordingly, the Committee is hereby authorized to designate those Participants who are to receive Options under this Plan, and upon the due execution of an Option Agreement, to grant Options to such Participants.

       2. Definitions. As used in this Plan, the terms set forth below shall have the following meanings:

       (a)    "Board" means the Board of Directors of the Company.

       (b)    "Code" means the Internal Revenue Code of 1986, as amended.

       (c) "Committee" means the Committee administering the Plan described in Paragraph 3 hereof.

       (d) "Common Stock" means the Company's common stock, par value $0.01 per share.

       (e) "Company" means Foamex International Inc., a Delaware corporation, and any successor in interest.

       (f)    "Date of Grant" means the date on which an Option is granted under
              a  written  Option  Agreement   executed  by  the  Company  and  a
              Participant pursuant to the Plan.

       (g) "Disinterested Person" means a "disinterested person" as defined in Rule 16b-3 promulgated under the Exchange Act or any successor provision. In general, and subject to Rule 16b-3, a "disinterested person" is a director who, during the one-year period prior to his or her service on the Committee, was not granted a stock option or other equity security of the Company or any of its affiliates, except as expressly permitted under the Rule. A "disinterested person" shall also be an "outside director" within the meaning of
              Section 162(m) of the Code, and the Treasury regulations promulgated thereunder to the extent that the Committee grants Options with respect to which the Company's tax deduction could be limited by Section 162(m) of the Code if such person were not a "non-employed director." Although it is intended that each member of the Committee shall qualify as a "non-employed director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code, a failure of a Committee member so to qualify shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan.

       (h) "Effective Date" means the effective date of this Plan specified in Paragraph 14 hereof.

       (i) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

       (j) "Incentive Stock Option" means an Option qualifying under Section 422 of the Code.

       (k) "Option" means an Option granted pursuant to this Plan and may be either an Incentive Stock Option or a Non-qualified Stock Option.

       (1) "Option Agreement" means a written agreement between the Company and a Participant pursuant to which Options are granted to a Participant under this Plan.

       (m) "Option Price" means the price per share of Common Stock, determined under Paragraph 7(a) hereof, for which an Option may be exercised.

       (n) "Optionee" shall mean the person who is entitled to exercise an Option.

       (o) "Non-qualified Stock Option" means an Option that is not an Incentive Stock Option.

       (p)    "Parent"  means a parent  corporation of the Company as defined in
              Section 424(e) of the Code.

       (q) "Participants" means the employees (including employee-directors) and officers of the Company, and its affiliates, including without limitation Foamex L.P., `21' International Holdings, Inc., General Felt Industries, Inc., Perfect Fit Industries, Inc., Foamex Latin America, Inc. and any Parents


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              or Subsidiaries; provided, however, that with respect to grants of
              Incentive Stock Options, "Participants" shall mean only the employees (including employee-directors) and officers of the Company and its Parents and Subsidiaries.

       (r)    "Plan"  means this Foamex  International  Inc.  1993 Stock  Option
              Plan.

       (s) "Relinquished Options" means Options relinquished pursuant to Paragraph 9 hereof.

       (t) "Subsidiary" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

       3. Administration of Plan. The Board shall appoint a committee (the "Committee") composed of not less than two persons to administer the Plan. Only Disinterested Persons shall be eligible to serve as members of the Committee. The Committee shall report all action taken by it to the Board, which shall review and ratify or approve those actions that are by law required to be so reviewed and ratified or approved by the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the Participants to whom, and the time or times at which, Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan and any agreements made pursuant to the Plan; to determine the terms and provisions (which need not be identical or consistent with respect to each Participant) of the respective Option Agreements and any agreements ancillary thereto, including, without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

       4. Options Authorized. The Options granted under this Plan may be Incentive Stock Options or Non-qualified Stock Options. The Committee shall have the full power and authority to determine which Options shall be Non-qualified Stock Options and which shall be Incentive Stock Options; to grant only Incentive Stock Options or only Non-qualified Stock Options or any combination thereof; and, in its sole discretion, to grant to an Optionee, in exchange for the surrender and cancellation of an Option, a new Option having a purchase price lower than that provided in the Option so surrendered and cancelled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan. Under no circumstances may Non-qualified Stock Options be granted where the exercise of such Non-qualified Stock Options may affect the exercise of Incentive Stock Options granted pursuant to the Plan. No Options may be granted under the Plan prior to the Effective Date. In addition to any other limitations set forth herein, the aggregate fair market value (determined in accordance with Paragraph 7(a) of the Plan as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under all plans of the Company and of any Parent or Subsidiary) shall not exceed $100,000.

       5. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock that may be issued upon the exercise of Options shall not exceed 4,750,000 shares, subject to adjustment under the provisions of Paragraph
8. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, or shares issued and reacquired by the Company. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option shall again be available for Options to be granted under the Plan, except that shares for which Relinquished Options (or portions thereof) are exercisable shall not again be available for Options under the Plan. Subject to the first sentence of this Paragraph 5, no person may be granted Options under the Plan during any calendar year with respect to more than 750,000 shares of the Company's Common Stock; provided that such number shall be adjusted pursuant to Paragraph 8, only in a manner which will not cause Options granted under the Plan to fail to qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code.

       6. Participants. Except as hereinafter provided, Options may be granted under the Plan to any Participant. In determining the Participants to whom Options shall be granted and the number of shares to be covered by such Option, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant. A Participant who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan, in the Committee's discretion.

       7. Terms and Conditions of Options. The grant of an Option under the Plan shall be evidenced by an Option Agreement executed by the Company and the applicable Participant and shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:


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           (a) Option  Price.  The Option  Price per share with  respect to each
Option shall be determined by the Committee, but shall in no instance be less than the par value of the shares subject to the Option; provided, however, that all Options which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall have an Option Price per share of Common Stock no less than the fair market value of a share of Common Stock on the Date of Grant. In addition and subject to Paragraph 7(g) below, the Option Price per share with respect to Incentive Stock Options granted hereunder shall in no instance be less than the fair market value of the shares subject to the Option as of the Date of Grant. The Committee may permit the Option Price to be payable in Common Stock owned by the holder of an Option. For purposes of this Paragraph 7(a), fair market value shall be, where applicable, the closing price of the Common Stock on the Date of Grant as reported on the New York Stock Exchange composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded. If the Common Stock was not traded on the Date of Grant, the nearest present date shall be substituted in the preceding sentence. Notwithstanding the foregoing, however, fair market value shall be determined consistent with Code
Section 422(b)(4) or any successor provisions.

           (b) Period of Option. The expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than 10 years from the Date of Grant.

           (c) Vesting of Stockholder Rights. Neither an Optionee nor his successor in interest shall have any of the rights of a shareholder of the Company solely by virtue of the ownership of such Option until the Option is exercised and the shares relating to the Option are properly delivered to such Optionee or successor.

           (d) Exercise of Option. Each Option shall be exercisable from time to time over such period and upon such terms and conditions as the Committee shall determine, but not at any time as to less than 25 shares unless the remaining shares that have become so purchasable are less than 25 shares. After the death of the Optionee, an Option may be exercised as provided in Paragraph 16 hereof. The purchase price of the shares with respect to which an Option is exercised shall be payable in full at the time of exercise in cash, in Common Stock of the Company (valued at fair market value as defined above at Paragraph 7(a)) or by any combination of cash and Common Stock, subject, however, to the terms of any Option Agreement.

           (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each Option shall be exercisable, during the Optionee's lifetime, only by him or her or, during periods of legal disability, by his or her legal representative. No Option shall be subject to execution, attachment, or similar process.

           (f) Disqualifying Disposition. The Option Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to him or her pursuant to exercise of the Option within the two-year period commencing on the day after the Date of Grant of such Option or within the one-year period commencing on the day after the date of issuance of the share or shares to him or her pursuant to the exercise of such Option, he or she shall, within 10 days of such disposition date, notify the Company of the sales price or other value ascribed to or used to measure the disposition of the share or shares thereof and immediately deliver to the Company any amount of federal or state income tax or other amounts required to be withheld by law.

           (g) Limitation on Grants to Certain Shareholders. An Incentive Stock Option may be granted to a Participant only if such Participant, at the time the Option is granted, does not own, after application of the attribution rules of
Section 424(d) of the Code, stock possessing more than l0% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary. The preceding restriction shall not apply if at the time the Option is granted the Option Price is at least 110% of the fair market value (as defined in Paragraph 7(a) above) of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant.

           (h) Consistency with Code. Notwithstanding any other provision in this Plan to the contrary, the provisions of all Option Agreements shall not violate the requirements of the Code applicable to the Incentive Stock Options authorized hereunder.

       8. Adjustments. The Committee, in its discretion, may make such adjustments in the Option Price and the number of shares covered by outstanding Options if such adjustments are required to prevent any dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, or other change in the capital structure of the Company. The Committee, in its discretion, may also make such adjustments in the aggregate number of shares that may be subject to the future grant of Options if such adjustments are appropriate to reflect any transaction or event described in the preceding sentence.


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

       9.  Relinquishment of Options.

           (a) The Committee, in granting Options hereunder, shall have discretion to provide that an Optionee, or his or her heirs or other legal representatives (to the extent entitled to exercise the Option under the terms of this Plan), in lieu of purchasing the entire number of shares subject to purchase pursuant to such Option, shall have the right to relinquish all or any part of the unexercised portion of the Option (such portion of the Option relinquished being hereinafter referred to as the "Relinquished Option") for a number of whole shares of Common Stock equal to the product of (i) the number of shares of Common Stock subject to the Relinquished Option and (ii) a fraction, the numerator of which is the excess of (A) the current fair market value per share of Common Stock covered by the Relinquished Option over (B) the Option Price of such Relinquished Option, and the denominator of which is the then current fair market value per share of such Common Stock. No fractional shares of Common Stock will be issued pursuant to the exercise of Relinquished Options. Rather, cash equal to the fractional amount of such share multiplied by the fair market value per share will be paid to the Optionee, subject to the federal income and other tax withholding requirements of Paragraph 13 hereof.

           (b) The Committee, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be relinquishable, subject to the applicable provisions of the Plan, and including such provisions as deemed advisable to permit the exemption from the operation of Section 16(b) of the Exchange Act, in whole or in part, of any such transaction involving such relinquishment. Outstanding Option Agreements may be amended, if necessary, to permit such exemption.

       10. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

       11. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

       12. Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company, provided, however, that without approval by the shareholders of the Company voting the required percentage of its voting power, no such amendment shall make any change in the Plan for which shareholder approval is required of the Company by (a) Rule 16b-3, promulgated under the Exchange Act; (b) the Code or regulatory provisions dealing with Incentive Stock Options; (c) any rules for listed companies promulgated by any national stock exchange on which the Company's stock is traded; or (d) any other applicable rule or law. Unless sooner terminated hereunder, the Plan shall terminate 10 years after the Effective Date. No Option may be granted during any suspension or after the termination of the Plan. Except as provided in Paragraph 13, no amendment, suspension, or termination of the Plan shall, without an Optionee's consent, impair or negate any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

13. Tax Withholding. The Committee may, in its sole discretion, (a) require an Optionee to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state, and local withholding tax requirements prior to the delivery of any certificate for shares pursuant to the exercise of an Option hereunder; (b) grant to an Optionee the right, or require an Optionee, to satisfy, in whole or in part, any such withholding tax requirements by causing the Company, upon any exercise of the Option, to withhold from the shares of Common Stock issuable to the Optionee upon the exercise of the Option, that number of full shares of Common Stock having a fair market value equal to the amount or portion of the amount required to be withheld; or (c) satisfy such withholding requirements through another lawful method, including through additional withholdings against the Optionee's other compensation.



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       14.  Effective Date of Plan. This Plan shall become effective on the date
(the "Effective Date") of the adoption of the Plan by the Board, November 29, 1993, provided the Plan is approved, within 12 months of such adoption, by a majority (or such other proportion as may be required by state law or the Certificate of Incorporation of the Company) of the outstanding voting shares of stock of the Company.

       15. Termination of Employment. In the event of the retirement (with the written consent of the Company or an affiliate) or other termination of the employment of a Participant to whom an Option has been granted under the Plan, other than (a) a termination that is voluntary on the part of the employee and without the written consent of the Company or an affiliate or (b) a termination by reason of death, the employee may (unless otherwise provided in his Option Agreement) exercise his Option at any time within three months after such retirement or such other termination of employment (or within one year after termination of employment due to disability within the meaning of Code Section 422(c)(6)), or within such other time as the Committee shall authorize, but in no event after 10 years from the date of granting thereof (or such lesser period as may be specified in the Option Agreement), but only to the extent of the number of shares for which his Options were exercisable by him at the date of the termination of his employment. In the event of the termination of the employment of an employee to whom an Option has been granted under the Plan that is voluntary on the part of the employee and without the written consent of the Company or an affiliate, any Option held by him under the Plan, to the extent not previously exercised, shall (unless otherwise provided in the Option Agreement) forthwith terminate on the date of such termination of employment. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or an affiliate. The Option Agreement may contain such provisions as the Committee shall approve with respect to the effect of approved leaves of absence. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or an affiliate or interfere in any way with the right of the Company or an affiliate to terminate his employment at any time.

       16. Death of Holder of Option. In the event a Participant to whom an Option has been granted under the Plan dies during, or within three months after the termination of, his employment by the Company or an affiliate, such Option (unless it shall have been previously terminated pursuant to the provisions of the Plan or unless otherwise provided in his Option Agreement) may be exercised (to the extent of the entire number of shares covered by the Option whether or not purchasable by the employee at the date of his death) by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee shall have transferred such Option by will or by the laws of descent and distribution, at any time within a period of 12 months after his death, but not after the exercise termination date set forth in the relevant Option Agreement.

       17. Loans to Assist in Exercise of Options. If approved by the Board, the Company or any affiliate may lend money or guarantee loans by third parties to an individual to finance the exercise of any Option granted under the Plan to carry Common Stock thereby acquired. No such loan to finance the exercise of an Incentive Stock Option shall have an interest rate or other terms that would cause any part of the principal amount to be characterized as interest for purposes of the Code.









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